Exhibit 99.1

Liaoning Kuncheng Education Investment Co. Ltd.

Audited Financial Statements

As of Reporting Period from March 30, 2016 (Incorporated Date) to December 31, 2016

(Stated in US Dollars)

Liaoning Kuncheng Education Investment Co. Ltd.

Yu Certified Public Accountant, P.C.

Professionalism, Expertise, Integrity

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of Directors and Shareholders of
Liaoning Kunchengyuan Internet Technology Co. Ltd.

We have audited the accompanying consolidated balance sheet of Liaoning Kunchengyuan Internet Technology Co. LTD.(the “Company”) as of December 31, 2016 and the related consolidated statements of income and comprehensive loss, changes in stockholders’ equity and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (Untied States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liaoning Kunchengyuan Internet Technology Co. LTD. as of December 31, 2016, and the results of their operations and their cash flows for the nine-month period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered operating loss and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 11 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York, New York

October 31, 2017

1

Liaoning Kuncheng Education Investment Co. Ltd.

Balance Sheet

As of December 31, 2016

(Stated in US Dollars)

	Note	12/31/2016

ASSETS

Current Assets
Cash and cash equivalents		$27,947
Accounts receivable	3	93,988
Prepaid expenses	4	2,628
Total Current Assets		124,563

TOTAL ASSETS		$124,563

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable		$12,911
Taxes payable	6	1,379
Accrued liabilities and other payables	7	41,412
Deferred revenue	5	220,408
Total Current Liabilities		276,110

TOTAL LIABILITIES		$276,110

STOCKHOLDERS’ DEFICIT
Registered capital		$534,531
Other comprehensive (loss)/gain		(3,048)
Accumulated deficit		(683,030)
TOTAL STOCKHOLDERS’ DEFICIT		$(151,547)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$124,563

See Notes to Financial Statements

2

Liaoning Kuncheng Education Investment Co. Ltd.

Statement of Operation and Comprehensive Loss

For period ended 30 March, 2016 (Company Incorporated Date) to December 31, 2016

(Stated in US Dollars)

	Note	For the period from March 30, 2016 (Incorporated Date) to December 31, 2016

Revenue		$181,548
Cost of revenue		(84,633)

Operating expenses
Administrative and general expenses	8	(779,724)
Bank charges		(221)
Total operating expense		(779,945)

Loss Before Taxation		(683,030)
Income tax		-
Net Loss		$(683,030)

Other comprehensive loss:
Foreign currency translation change		(3,048)
Comprehensive loss		(686,078)

See Notes to Financial Statements

3

Liaoning Kuncheng Education Investment Co. Ltd.

Statement of Changes in Stockholders’ Deficit

For period ended 30 March, 2016 (Company Incorporated Date) to December 31, 2016

(Stated in US Dollars)

		Accumulated Other
	Registered	Comprehensive	Retained
	Capital	Income	Deficit	Total
Beginning Balance March	534,531	-	-	534,531
Net loss	-	-	(683,030)	(683,030)
Foreign Currency Translation	-	(3,048)	-	(3,048)
Ending Balance	534,531	(3,048)	(683,030)	(151,547)

See Notes to Financial Statements

4

Liaoning Kuncheng Education Investment Co. Ltd.

Statement of Cash Flows

For period ended 30 March, 2016 (Company Incorporated Date) to December 31, 2016

(Stated in US Dollars)

12/31/2016
Cash flow from operating activities
Net Loss	$(683,030)

Increase in accounts receivable	(93,988)
Increase in prepaid expenses	(2,628)
Increase in accounts payable	12,911
Increase in taxes payable	1,379
Increase in accrued liabilities and other payables	41,412
Increase in deferred revenue	220,408
Net cash used in operating activities	(503,536)

Cash flows from investing activities
Net cash provided by investing activities	$-

Cash flows from financing activities
Proceed from issuance of registered capital with acquisition consideration	$534,531
Net cash provided by financing activities	534,531

Net Increase in Cash & Cash Equivalents	30,995

Effect of Currency Translation	(3,048)

Cash & Cash Equivalents at Beginning of Period	-

Cash & Cash Equivalents at End of Period	$27,947

Cash paid for interest	$-
Cash paid for income taxes	$-

See Notes to Financial Statements

5

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Liaoning Kuncheng Education Investment Co. Ltd. (the “Company”) was incorporated under the laws of People’s Republic of China on March 30, 2016.

The principal activity of the Company is investment of education programs and city construction projects, consultation of education infrastructure information, business management, education information and investment information and service for enterprise startup.

The Company and Liaoning Boqiao Overseas Study Service Ltd Company entered an agreement of purchasing A-LEVELS center as major operation entity, with the consideration of RMB 3,485,250 ($534,531) on April 30, 2016 (referred as the Acquisition Date).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(b)	Economic and Political Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

(c)	Use of Estimates

Our discussion and analysis is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

6

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

(d)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(e)	Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

(f)	Accounting for Impairment of Long-Lived Assets

The Company adopted FASB ASC Topic 360-10-05 “Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting periods, there was no impairment loss.

(g)	Revenue Recognition

Revenue is measured at the fair value of the consideration received and receivable. Provided it is probable that the economic benefits will flow to the Company and the revenue and costs incurred or to be incurred, if applicable, can be measure reliably, revenue is recognized in profit or loss as follows:

Services income includes tuition fee and boarding fees from education center.

7

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

Services income includes tuition fee and boarding fees from education center are generally paid in advance prior to the beginning of each school term, and are initially recorded as deferred revenue. Tuition and boarding fees are recognized proportionately over the relevant period of applicable program. The portion of tuition and boarding payments received from students but not earned is recorded as deferred revenue and is reflected as a current liability as such amounts represent revenue that the Company expects to earn within remaining contractual period of earning revenue.

(h)	Cost of Sales

The Company’s cost of revenue, comprised mainly of teacher’s payroll and benefits, sales persons’ performance bonus, classroom and dormitory rent and management fee, etc., is the direct recognized cost of earning the revenue.

(i)	General & Administrative Expenses

General and administrative expenses include executive compensation, general overhead such as the finance department and administrative staff, depreciation, office rental and utilities.

(j)	Advertising

The Company expensed all advertising costs as incurred.

(k)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

8

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

Exchange Rates
RMB vs US Dollar exchange rate as of December 31 2016	6.94477
Average RMB vs US Dollar exchange rate	6.6435125

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l)	Income Taxes

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. The Company has implemented FASB ASC Topic 740 “Income Taxes”. Income tax liabilities computed according to the United States, People’s Republic of China (PRC), and British Virgin Islands (BVI) tax laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

(m)	Statutory Reserve

Statutory reserve refers to the amount appropriated from the net income in accordance with PRC laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equalling 50% of the enterprise’s registered capital.

(n)	Other Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”.

9

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive income for the nine-month periods ended December 31, 2016 included net income and foreign currency translation adjustments.

(o)	Recent Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-07, Simplifying the Transition to the Equity Method of Accounting, which eliminates the requirement to apply the equity method of accounting retrospectively when a reporting entity obtains significant influence over a previously held investment. The amendments in ASU 2016-07 are effective for public companies for fiscal years beginning after December 15, 2016 including interim periods therein. Early adoption is permitted. The new standard should be applied prospectively for investments that qualify for the equity method of accounting after the effective date. We do not expect that the adoption will have a material impact on our financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes amendments to accounting for income taxes at settlement, forfeitures, and net settlements to cover withholding taxes. The amendments in ASU 2016-09 are effective for public companies for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted but requires all elements of the amendments to be adopted at once rather than individually. We are evaluating the effect that ASU No. 2016-09 will have on our financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. We are currently assessing the potential impact of ASU 2016-15 on our financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. This ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2017. Early adoption is permitted. We do not anticipate that the adoption of this ASU to have a significant impact on our financial statements.

10

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are Under Common Control. The amendments in this ASU change how a reporting entity that is the single decision maker of a variable interest entity should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that variable interest entity. The ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2016. We do not expect the adoption of this ASU to have a material impact on our financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18 (ASU 2016-18), Statement of Cash Flows: Restricted Cash. This ASU provides guidance on the classification of restricted cash in the statement of cash flows. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted. The amendments in the ASU should be adopted on a retrospective basis. We do not expect that adoption of this ASU to have a material effect on our financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

3.	ACCOUNTS RECEIVABLE

The movement of accounts receivable in year 2016 was as following:

Beginning Balance as of May 30, 2016	$-

Acquired from A-Level Center	$154,721
Accrual from admission contracts	130,276
Cash received from admitted students	(172,826)
Tuition refund	(25,530)
Others	7,347
Ending Balance as of December 31, 2016	$93,988

4.	PREPAID EXPENSES

As of 12/31/2016

Prepaid rent expenses	$2,628

11

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

5.	DEFERRED REVENUE

Beginning Balance as of May 30, 2016	$-

Acquired from A-Level Center	$309,601
Accrual from admission contracts	130,276
Released to revenue	(177,207)
Tuition refund	(42,262)
Ending Balance as of December 31, 2016	$220,408

6.	TAXES Payable

Taxes payable consisted of the following as of December 31, 2016:

As of 12/31/2016

Value added tax payable	$1,232
Corporate income tax payable	-
Others	147
$1,379

7.	ACCRUED LIABILITIES AND OTHER PAYABLES

As of 12/31/2016

Accrued expenses	$5,758
Loan from outsiders, other than related parties	7,069
Loan from related parties (Note 9)	26,710
Payroll	1,766
Others	99
$41,412

12

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

8.	GENERAL & ADMINISTRATIVE EXPENSES

Year 2016

Acquisition cost (i)	$686,513
Advertisement	20,953
Payroll	61,338
Office expenses	2,725
Rental expenses	2,792
Travelling expenses	2,259
Others	3,144
$779,724

(i)	this acquisition cost was recognized due to the acquisition of A-Level Center. This amount refers to the excess of acquisition consideration over fair value of acquired assets.

9.	RELATED PARTIES TRANSACTIONS

As of 12/31/2016

Due to Sun Zefeng (i)	$11,087
Due to Yang Kunyuan (ii)	15,623
$26,710

(i)	Mr. Sun Zefeng was statutory representative until July 2nd, 2017, subject to the official approval from Chinese local business management authority.
(ii)	Mr. Yang Kunyuan was company’s CEO, and also statutory representative, which started from July 2nd, 2017, subject to the official approval from Chinese local business management authority.
(iii)	Both the two related parties’ amounts mentioned in (i) and (ii) were unsecured, interest-free, and repayable on demand.

10.	COMMITMENT

2017	$24,911
2018	13,718
Total minimum lease payments	$38,629

13

Liaoning Kuncheng Education Investment Co. Ltd.

Notes to Financial Statements

As of December 31, 2016

11.	GOING CONCERN UNCERTAINTIES

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

For the year ended December 31, 2016, the Company reported a net loss of $683,030 The Company had an accumulated deficit of $683,030 as of December 31, 2016 due to the fact that the Company incurred losses over the past nine months.

The continuation of the Company as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders or other capital sources. Management believes that the continuing financial support from the existing shareholders or external debt financing will provide the additional cash to meet the Company’s obligations as they become due.

These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

12.	SUBSEQUENT EVENTS

The company has evaluated the period after the balance sheet date up through the day that the financial statements were issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the financial statements except the following:

On November 15, 2016, the Company (also referred as the “Kuncheng”), Kunyuan Yang, the sole shareholder of Kuncheng (the “Kuncheng Shareholder”), and China Teletech Holding Inc., a Florida corporation (“China Teletech” ), entered into a certain share exchange agreement (the “Kuncheng Exchange Agreement”) pursuant to which China Teletech agreed to purchase 51% of the equity ownership in Kuncheng, with the purchase price as an aggregate of 30 million shares of Common Stock issued to the Kuncheng Shareholder (the “Kuncheng Share Exchange”). China Teletech filed Form 8-K with the U.S Securities and Exchange Commission on November 15, 2016 detailing the transaction; the Agreement was filed as an exhibit to the Form 8-K. As of December 31, 2016, 30 million shares are pending issuance upon the completion of all legal procedures.

The Kuncheng Exchange Agreement was closed on June 30, 2017. 20 million shares were issued in the first half year of 2017. The remaining 10,000,000 shares common stock of China Teletech will be issued after China Teletech files Form Super 8-K with the U.S Securities and Exchange Commission.

14